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                                                              EXHIBIT 24.3
                            POWER OF ATTORNEY

  I hereby appoint SHARIF M. BAYYARI, JAMES H. WILLIAMS, CHERYL SOROKIN, SUSAN LAU, BENJAMIN M. VANDEGRIFT and PATRICIA YOUNG, and each of them, my attorneys-in-fact, each with full power of substitution, to sign for me as a director of BA Merchant Services, Inc. and file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 all registration statements (including Registration No. 333-13985 and any Rule 462(b) registration statement) and all amendments (including post-effective amendments) and supplements thereto covering the public offering of Class A Common Stock of BA Merchant Services, Inc., and all other instruments and documents filed as a part thereof or in connection therewith.

  This power of attorney, unless earlier revoked or terminated, will terminate on June 30, 1997.

Dated: December 11, 1996.

                                            /s/ Thomas E. Peterson
                                            -------------------------
                                               THOMAS E. PETERSON